Filed Pursuant to Rule 424(b)(2)
Registration Number 333-274267

PROSPECTUS

Up to 74,131,294 Shares of Common Stock Offered by the Selling Stockholders

IO BIOTECH, INC.

Common Stock

This prospectus relates to the resale, from time to time by the selling stockholders named in this prospectus (the “selling stockholders”) of up to 74,131,294 shares of our common stock, which consist of (i) 37,065,647 shares of our common stock held by the selling stockholders (the “Initial Shares”), and (ii) 37,065,647 shares of our common stock (the “Warrant Shares”) issuable upon the exercise of warrants held by the selling stockholders (the “Warrants”). The Initial Shares and Warrant Shares shall be collectively referred to as the “Securities” or the “Shares.”

Our registration of shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any such shares. The selling stockholders received the Shares and Warrants from us pursuant to a private placement transaction, which was consummated on August 9, 2023. We are registering the offer and resale of the Securities to satisfy a covenant set forth in the registration rights agreement entered into on August 7, 2023 executed concurrently with a securities purchase agreement as of the same date with respect to the private placement, pursuant to which we agreed to register the resale of the Securities within a limited period of time following the date of the registration rights agreement.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, although we will receive proceeds from the cash exercise of any Warrants.

Any shares of our common stock subject to resale hereunder will have been issued by us and received by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

The selling stockholders, or their donees, pledgees, transferees or other successors-in-interest may offer or resell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts and similar selling expenses, if any, attributable to the sale of Shares. We will bear all costs, expenses and fees (other than commissions and discounts and similar selling expenses) in connection with the registration of the Shares. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 16 of this prospectus.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IOBT.” On August 29, 2023, the last reported sale price of our common stock was $1.89.

We are an “emerging growth company” and a “smaller reporting company” under the U.S. securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 8, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. The selling stockholders may resell, from time to time, in one or more offerings, shares of our common stock offered by this prospectus. Information about the selling stockholders may change over time. When the selling stockholders sell shares of our common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, if any, along with all of the information incorporated by reference herein and therein, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor are the selling stockholders seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer and sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operation and prospects may have changed since that date.

The terms “IO Biotech,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to IO Biotech, Inc., a Delaware corporation, and its subsidiaries unless we state otherwise or the context indicates otherwise.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

IO Biotech, Inc. is a clinical-stage biotechnology company dedicated to the identification and development of disruptive immune therapies for the treatment of cancer. IO Biotech ApS, a wholly-owned subsidiary of the Company following our corporate reorganization in November 2021, was incorporated in Denmark in December 2014. We are developing novel, immune-modulating cancer therapies based on our T-win technology platform.

Private Placement

On August 7, 2023, we entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which we agreed to sell and issue in a private placement (the “Private Placement Offering”) an aggregate of 37,065,647 Initial Shares and Warrants to purchase up to an aggregate of 37,065,647 of shares of our common stock. The Private Placement Offering closed on August 9, 2023. Aggregate gross proceeds to the Company in respect of the Private Placement Offering are approximately $75.1 million, before deducting fees payable to the co-placement agents and other offering expenses payable by the Company. If the Warrants are exercised in cash in full, this would result in an additional $91.55 million of gross proceeds.

The Warrants are immediately exercisable upon issuance at an exercise price of $2.47 per share, subject to adjustments as set forth therein. The Warrants terminate on or prior to 5:00 p.m. Eastern time on the earlier of (i) February 9, 2027 and (ii) one day prior to the closing of an Acquisition (as defined in the Warrants).

The Warrants may be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, issuance or resale of the shares underlying the Warrants. Under the terms of the Warrants, certain of the selling stockholders may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and associates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination common stock issuable upon exercise of the Warrants which have not been exercised.

In connection with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we are required to file a resale registration statement (the “Initial Registration Statement”) with the SEC to register for resale the Securities at the earliest possible date but no later than September 8, 2023. We are obligated to pay certain liquidated damages if we fail to file the Initial Registration Statement by the Effectiveness Deadline (as defined in the Registration Rights Agreement) or if, after any registration statement has been declared effective, sales cannot be made pursuant to such registration statement for any reason, subject to certain limitations.

The registration statement of which this prospectus is a part relates to the offer and resale of the Initial Shares and the Warrant Shares underlying the Warrants issued to the selling stockholders pursuant to the Purchase

Agreement to fulfill our contractual obligations under the Registration Rights Agreement. When we refer to the selling stockholders in this prospectus, we are referring to the persons named as the selling stockholders in this prospectus and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling the Securities received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The Company is obligated to pay Morgan Stanley & Co. LLC and Piper Sandler & Co. (together, the “Placement Agents”) a placement fee equal to 6.0% of the aggregate gross proceeds (before transaction costs) received by the Company from the sale of Securities in the Private Placement Offering, subject to exclusions for sales to certain existing stockholders of the Company.

The foregoing summary descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement of which this prospectus is part and are incorporated by reference herein.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

The Jumpstart Our Business Startups Act (the JOBS Act) was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as emerging growth companies. We are an “emerging growth company” within the meaning of the JOBS Act. We may take advantage of certain exemptions from various public reporting requirements, including the requirement that we provide more than two years of audited consolidated financial statements and related management’s discussion and analysis of financial condition and results of operations, and that our internal controls over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act). In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until those standards apply to private companies. We intend to take advantage of these exemptions until we are no longer an emerging growth company. We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an emerging growth company and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will cease to be an emerging growth company upon the earliest of (1) the end of the fiscal year following the fifth anniversary of our initial public offering; (2) the last day of the fiscal year during which our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.

Additionally, we are a “smaller reporting company meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements in our Annual Report on Form 10-K, and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stocks held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our consolidated financial statements with other public companies difficult or impossible.

Corporate Information

We were incorporated under the laws of the State of Delaware on May 25, 2021 under the name IO Biotech, Inc. Subsequently, in a corporate reorganization, all of the issued and outstanding stock of our predecessor company, IO Biotech ApS (“IO ApS”) was exchanged for shares of Class A and preferred stock of IO Biotech, Inc. As a result of this reorganization, IO ApS became a wholly-owned subsidiary of IO Biotech, Inc. We are a holding company. We conduct substantially all of our operations through our subsidiary, IO ApS, a corporation domiciled in Denmark that was originally incorporated in December 2014 and that holds our intellectual property assets. Our executive offices are located at Ole Maaløes Vej 3, DK-2200 Copenhagen N, Denmark, and our telephone number is +45 7070 2980. Our website address is iobiotech.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders	Up to 74,131,294 shares of our common stock, par value $0.001 per share, which consist of (i) 37,065,647 shares of our common stock held by the selling stockholders and (ii) 37,065,647 shares of our common stock issuable upon the exercise of Warrants held by the selling stockholders.

Common stock currently outstanding	65,880,914 (as of August 29, 2023)

The Warrants	The Warrants are immediately exercisable upon issuance at an exercise price of $2.47 per share, subject to adjustments as set forth therein. The Warrants terminate on or prior to 5:00 p.m. on the earlier of (i) February 9, 2027 and (ii) one day prior to the closing of an Acquisition (as defined in the Warrants).

Selling stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholders” on beginning on page 11 for additional information on the selling stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering by the selling stockholders, although we will receive proceeds from the cash exercise of any Warrants. See “Use of Proceeds” beginning on page 10 for additional information on the use of proceeds.

Registration Rights	Under the terms of the Registration Rights Agreement with the selling stockholders, we have agreed to file the registration statement of which this prospectus forms a part in order to register the resale by the selling stockholders of the shares of our common stock offered hereby. See “Selling Stockholders” beginning on page 11 for additional information.

Plan of Distribution	The selling stockholders, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 16 for additional information on the methods of sale that may be used by the selling stockholders.

Risk Factors	Investing in our securities involves risk. You should carefully read and consider the information beginning on page 6 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Nasdaq symbol for common stock	“IOBT”

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into this prospectus or any applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2023, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The sale of a substantial number of shares of our common stock in the public market, including resale of the Securities issued or issuable to the selling stockholders, could adversely affect the prevailing market price for our common stock.

We are registering for resale up to 74,131,294 shares of our common stock consisting of Shares and Warrant Shares underlying the Warrants issued to the selling stockholders pursuant to the Purchase Agreement to fulfill our contractual obligations under the Registration Rights Agreement. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when the selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact contained or incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are “forward-looking statements” for the purposes of this prospectus. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include:

•

the timing, progress and the success of our clinical trials of IO102-IO103, IO112, and any other product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	whether the results of our trials will be sufficient to support domestic or foreign regulatory approvals for IO102-IO103, IO112 or any other product candidates we may develop;

•	regulatory actions with respect to our product candidates or our competitors’ products and product candidates;

•	our ability to obtain, including on an expedited basis, and maintain regulatory approval of IO102-IO103, IO112 or any other product candidates we may develop;

•	the outcomes of our preclinical studies;

•	our ability to enroll patients in our clinical trials at the pace that we project;

•	our ability to establish and conduct our clinical programs on our expected timelines;

•	the costs of development of any of our product candidates or clinical development programs;

•	our expectation about the period of time over which our existing capital resources will be sufficient to fund our operating expenses and capital expenditures;

•	the potential attributes and clinical benefits of the use of IO102-IO103, IO112 or any other product candidate, if approved;

•	our ability to successfully commercialize IO102-IO103, IO112 or any other product candidates we may identify and pursue, if approved;

•	our ability to successfully establish or maintain collaborations or strategic relationships for our product candidates;

•	the rate and degree of market acceptance of IO102-IO103, IO112 or any other product candidates we may identify and pursue;

•	our ability to obtain orphan drug designation, Breakthrough Therapy Designation (BTD), accelerated or other approval for any of our product candidates we may identify;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•

our ability to manufacture, including through contract manufacturing organizations (CMOs), IO102-IO103, IO112 or any other product candidate in conformity with the Food and Drug Administration’s (FDA’s) requirements and the requirements of other applicable regulatory authorities;

•	our ability to successfully build a sales force and commercial infrastructure;

•	our ability to compete with companies currently producing or engaged in the clinical development of treatments for the disease indications that we pursue and treatment modalities that we develop;

•	our reliance on third parties to conduct our clinical trials;

•	our reliance on third-party CMOs to manufacture and supply our product candidates for us;

•	our ability to retain and recruit key personnel;

•	our ability to obtain and maintain intellectual property protection for IO102-IO103, IO112 or any other product candidates we may identify and pursue;

•	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our expectations regarding the time during which we will be an emerging growth company (EGC) under the Jumpstart Our Business Startups Act (JOBS Act);

•	our financial performance;

•	the effect of the COVID-19 pandemic, including mitigation efforts and economic effects, on any of the foregoing or any other aspects of our business operations;

•	the impact of laws and regulations, including legislative developments;

•	changes in domestic and foreign business, market, financial, political and legal conditions, including those related to the ongoing conflict between Russia and Ukraine;

•	the potential impact of inflation; and

•	developments and projections relating to our competitors or our industry.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, Part II, Item 1A – “Risk Factors” and for the reasons described in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and June 30, 2023 and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and the documents incorporated by reference may also contain estimates, projections, and other information concerning our industry, our business, and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates, and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by third parties, industry, medical and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We may receive proceeds from the exercise of the Warrants. We can make no assurances that any of the Warrants will be exercised, or if exercised, the quantity that will be exercised or the period in which such Warrants will be exercised.

We intend to use the net proceeds from any exercise of the Warrants for advancement of the Company’s clinical development pipeline, working capital and general corporate purposes.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders, consisting of Initial Shares and Warrant Shares underlying the Warrants, in each case issued to the selling stockholders pursuant to the Purchase Agreement, are being registered hereby to fulfill our contractual obligations under the Registration Rights Agreement. See “Prospectus Summary – Private Placement.”

The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholders as of August 10, 2023, taking into account the number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares offered under this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholders under this prospectus. The percentage of shares of our common stock owned is based on 65,880,914 shares of our common stock issued and outstanding as of August 10, 2023. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholders have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.

The selling stockholders include Mai-Britt Zocca, our President and Chief Executive Officer, Amy Sullivan, our Chief Financial Officer, and Devin Smith, our General Counsel. The selling stockholders also include Lundbeckfond Invest A/S and Vivo Opportunity Fund Holdings, L.P., who are affiliates of our directors Christian Elling and Jack B. Nielsen, respectively, and Novo Holdings A/S, HBM Healthcare Investments (Cayman) Ltd., Sunstone Life Science Ventures Fund III K/S, and entities associated with Kurma Partners, who are affiliates of our former directors Emmanuelle Coutanceau, Priyanka Belawat, Claus Andersson, and Vanessa Malier, respectively.

As used in this prospectus, the term “selling stockholder” includes the selling stockholders named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Maximum Number of Shares of Common Stock Offered” represents all of the shares of our common stock that the selling stockholders may offer under this prospectus. The columns captioned “Ownership After Offering” assume the sale of all of the shares of our common stock offered by the selling stockholders under this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of the offering under this prospectus, other than through the exercise of the Warrants. However, because the selling stockholders may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. The selling stockholders may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholders will hold the Shares or Warrants, whether any will exercise the Warrants, and upon such exercise, how long such selling stockholders will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock.

Under the terms of the Warrants, certain of the selling stockholders may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise. The columns captioned “Ownership Before Offering” do not reflect this limitation.

	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned	Maximum number of shares of common stock offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Lundbeckfond Invest A/S	21,851,920	(1)	29.6%	15,802,468	6,049,452	8.2%
Entities associated with Kurma Partners	12,253,230	(2)	17.2%	10,864,194	1,389,036	1.9%
Armistice Capital, LLC	6,913,580	(3)	10.0%	6,913,580	—	*
Vivo Opportunity Fund Holdings, L.P.	9,331,333	(4)	13.5%	6,315,788	3,015,545	4.4%
Samsara BioCapital	6,271,593	(5)	9.2%	5,263,156	1,008,437	1.5%
Novo Holdings A/S	8,216,202	(6)	12.0%	4,938,270	3,277,932	4.8%
Entities associated with Marshall Wace, LLC	4,210,524	(7)	6.2%	4,210,524	—	*
Stonepine Capital, LP	3,950,616	(8)	5.8%	3,950,616	—	*
Entities associated with PFM Health Sciences, L.P.	4,069,501	(9)	5.9%	3,456,788	612,713	*
HBM Healthcare Investments (Cayman) Ltd.	5,523,439	(10)	8.2%	3,157,894	2,365,545	3.5%
Lytton-Kambara Foundation	1,975,308	(11)	3.0%	1,975,308	—	*
Alyeska Master Fund, L.P.	1,975,308	(12)	3.0%	1,975,308	—	*
Pivotal bioVenture Partners Fund II, L.P.	1,728,394	(13)	2.6%	1,728,394	—	*
Sunstone Life Science Ventures Fund III K/S	3,075,440	(14)	4.6%	1,283,950	1,791,490	2.7%
Logos Global Master Fund LP	987,654	(15)	1.5%	987,654	—	*
Altamont Pharmaceutical Holdings, LLC	790,122	(16)	1.2%	790,122	—	*
Red Hook Fund LP	300,000	(17)	*	300,000	140,000	*
Amy Sullivan	123,764	(18)	*	98,764	25,000	*
Mai-Britt Zocca	620,329	(19)	*	74,074	546,255	*
Eskenas Partners LLC	34,566	(20)	*	34,566	—	*
Devin Smith	9,876	(21)	*	9,876	—	*

* Represents ownership of less than one percent.

(1)

Consists of (i) 6,049,452 shares of our common stock previously acquired; (ii) 7,901,234 shares of our common stock issued in the Private Placement; and (iii) 7,901,234 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement. The board of directors of Lundbeckfond Invest A/S, including Steffen Kragh, Peter Schütze, Thomas Mears Werge, Mikkel Helmer Nielsen, Svend Andersen, Katja Barnkob, Susanne Krüger Kjær, Henrik Sindal Jensen, Michael Kjær, Morten Egholm Aagaard, Lars Erik Holmqvist and Lene Skole, the chief executive officer of Lundbeckfond Invest A/S, may be deemed to share voting and investment authority over the shares held by Lundbeckfond Invest A/S. Neither Lene Skole nor any individual member of Lundbeckfond Invest A/S’s board of directors is deemed to hold any beneficial ownership in the shares of our common stock held by Lundbeckfond Invest A/S. The principal business address of Lundbeckfond Invest A/S is Scherfigsvej 7, 2100 København Ø, Denmark.

(2)

Consists of (i) 1,389,036 shares of our common stock previously acquired; (ii) 4,345,679 shares of our common stock issued to Kurma Growth Opportunities Fund FPCI in the Private Placement; (iii) 812,815 shares of our common stock issued to Kurma Biofund III FPCI in the Private Placement; (iv) 273,603 shares of our common stock issued to SKCI FPCI in the Private Placement; (v) 4,345,679 shares of our common stock issuable upon the exercise of the Warrants issued to Kurma Growth Opportunities Fund FPCI in the Private Placement; (vi) 812,815 shares of our common stock issuable upon the exercise of the Warrants issued to Kurma Biofund III FPCI in the Private Placement; and (vii) 273,603 shares of our common stock issuable upon the exercise of the Warrants issued to SKCI FPCI in the Private Placement. The principal business address of the entities associated with Kurma Partners is 24 rue royale, 75008 Paris, France.

(3)

Consists of (i) 3,456,790 shares of our common stock issued in the Private Placement and (ii) 3,456,790 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(4)

Consists of (i) 3,015,545 shares of our common stock previously acquired; (ii) 3,157,894 shares of our common stock issued in the Private Placement; and (iii) 3,157,894 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock. The securities are held directly by Vivo Opportunity Fund Holdings, L.P. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund Holdings, L.P. The principal business address of Vivo Opportunity Fund Holdings, L.P. is 192 Lytton Avenue, Palo Alto, California 94301, United States.

(5)

Consists of (i) 1,008,437 shares of our common stock previously acquired; (ii) 2,631,578 shares of our common stock issued in the Private Placement; and (iii) 2,631,578 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. The principal business address of Samsara BioCapital is 628 Middlefield Road, Palo Alto, California 94301, United States.

(6)

Consists of (i) 3,277,932 shares of our common stock previously acquired; (ii) 2,469,135 shares of our common stock issued in the Private Placement; and (iii) 2,469,135 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement. The principal business address of Novo Holdings A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.

(7)

Consists of (i) 1,052,631 shares of our common stock issued to MW XO Health Innovations Fund, LP in the Private Placement; (ii) 1,052,631 shares of our common stock issued to Marshall Wace Investment Strategies – Eureka Fund in the Private Placement; (iii) 1,052,631 shares of our common stock issuable upon the exercise of the Warrants issued to MW XO Health Innovations Fund, LP in the Private Placement; and (iv) 1,052,631 shares of our common stock issuable upon the exercise of the Warrants issued to Marshall Wace Investment Strategies – Eureka Fund in the Private Placement. The exercise of all warrants held by entities associated with Marshall Wace, LLC is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. The principal business address of MW XO Health Innovations Fund, LP is 350 Park Avenue, New York, New York 10022, United States. The principal business address of Marshall Wace Investment Strategies – Eureka Fund is George House, 131 Sloane Street, London, SW1X 9AT, United Kingdom.

(8)

Consists of (i) 1,975,308 shares of our common stock issued in the Private Placement and (ii) 1,975,308 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock. Stonepine Capital Management, LLC is the investment adviser of investment funds, including Stonepine Capital, L.P. The general partner of Stonepine Capital, L.P. is Stonepine G.P., LLC. Jon M. Plexico and Timothy P. Lynch are the control persons of Stonepine Capital Management, LLC and

Stonepine G.P., LLC, and each disclaims beneficial ownership of the securities except to the extent of that person’s pecuniary interest therein. The principal business address of Stonepine Capital, L.P. is 919 NW Bond Street, Suite 204, Bend, Oregon 97704, United States.
(9)

Consists of (i) 612,713 shares of our common stock previously acquired; (ii) 740,740 shares of our common stock issued to PFM Healthcare Master Fund, L.P. in the Private Placement; (iii) 987,654 shares of our common stock issued to PFM Biotech Opportunities, L.P. in the Private Placement; (iv) 740,740 shares of our common stock issuable upon the exercise of the Warrants issued to PFM Healthcare Master Fund, L.P. in the Private Placement; and (v) 987,654 shares of our common stock issuable upon the exercise of the Warrants issued to PFM Biotech Opportunities, L.P. in the Private Placement. The exercise of all warrants held by entities associated with PFM Health Sciences, LP is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. PFM Health Sciences, LP is the investment advisor for PFM Healthcare Master Fund, L.P. and PFM Biotech Opportunities, L.P. Partner Asset Management, LLC is the general partner of PFM Healthcare Master Fund, L.P. and PFM Biotech Opportunities, L.P. PFM Health Sciences GP, LLC is the general partner of PFM Health Sciences, LP and the manager of Partner Asset Management, LLC. Brian D. Grossman is the sole member of PFM-GP. The principal business address of each of these persons is 475 Sansome Street, Suite 1720, San Francisco, California 94111, United States.

(10)

Consists of (i) 2,365,545 shares of our common stock previously acquired; (ii) 1,578,947 shares of our common stock issued in the Private Placement; and (iii) 1,578,947 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 9.99% of our outstanding shares of common stock. Voting and investment power over the shares held by HBM Healthcare Investments (Cayman) Ltd. is exercised by the board of directors of HBM Healthcare Investments (Cayman) Ltd. The board of directors consists of Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Dr. Andreas Wicki, Mark Kronenfeld, M.D. and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to the shares. The principal business address of HBM Healthcare Investments (Cayman) Ltd. is Governors Square, Suite #4-212-2, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman, Cayman Islands.

(11)

Consists of (i) 987,654 shares of our common stock issued in the Private Placement and (ii) 987,654 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. Laurence Lytton may be deemed to beneficially own the securities held by the Lytton-Kambara Foundation. The principal business address of Laurence Lytton and the Lytton-Kambara Foundation is 467 Central Park West 17-A, New York, New York 10025, United States.

(12)

Consists of (i) 987,654 shares of our common stock issued in the Private Placement and (ii) 987,654 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. Alyeska Investment Group, L.P. has voting and investment control of the shares held by Alyeska Master Fund, L.P. (the “Alyeska Selling Securityholder”). The general partner of the Alyeska Selling Securityholder is Alyeska Fund GP, LLC. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Selling Securityholder. The principal business address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker Drive, Suite 700, Chicago, Illinois 60601, United States.

(13)

Consists of (i) 864,197 shares of our common stock issued in the Private Placement and (ii) 864,197 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. The natural persons who make investment decisions with respect to the shares of the Company held by Pivotal bioVenture Partners Fund II, L.P. (“Fund II”), are the members of the Executive Committee of Nan Fung Group Holdings Limited (“NFGHL”), the indirect beneficial owner of the general partner of Fund II. The members of the NFGHL Executive Committee are Mr. Kam Chung Leung, Mr. Frank Kai Shui Seto, Mr. Vincent Sai Sing Cheung, Mr. Pui Kuen Cheung, Ms. Vanessa Tih Lin

Cheung, Mr. Meng Gao, and Mr. Chun Wai Nelson Tang. The principal business address of these persons is 501 Second Street, San Francisco, California 94107, United States.
(14)

Consists of (i) 1,791,490 shares of our common stock previously acquired; (ii) 641,975 shares of our common stock issued in the Private Placement; and (iii) 641,975 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. Sunstone LSV General Partner III ApS is the general partner of Sunstone Life Science Ventures Fund III K/S and has voting and dispositive power over all of the shares held by Sunstone Life Science Ventures Fund III K/S. Claus Asbjorn Andersson, Soren Lemonius, Merete Lundbye Moller and Sten Verland may each be deemed to beneficially own the securities held by Sunstone Life Science Ventures Fund III K/S. The principal business address of these persons is Store Strandstræde 18, 1255 Copenhagen K, Denmark.

(15)

Consists of (i) 493,827 shares of our common stock issued in the Private Placement and (ii) 493,827 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. Logos GP LLC is the general partner of Logos Global Master Fund LP. Arsani William and Graham Walmsley are the control persons of Logos GP LLC, and each disclaims beneficial ownership of the securities except to the extent of that person’s pecuniary interest therein. The principal business address of Arsani William, Graham Walmsley and Logos Global Master Fund LP is 1 Letterman Drive, Building C, Suite C3-350, San Francisco, California 94129, United States.

(16)

Consists of (i) 395,061 shares of our common stock issued in the Private Placement and (ii) 395,061 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. Mark Pearson may also be deemed to beneficially own the securities held by Altamont Pharmaceutical Holdings, LLC. The principal business address of Mark Pearson and Altamont Pharmaceutical Holdings, LLC is 600 Congress Avenue, Floor 14, Austin, Texas 78701, United States.

(17)

Consists of (i) 140,000 shares of our common stock previously acquired; (ii) 150,000 shares of our common stock issued in the Private Placement; and (iii) 150,000 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock. The principal business address of The Red Hook Fund LP is 108 South Harvard Avenue, Ventnor, New Jersey 08406, United States.

(18)

Consists of (i) 25,000 shares of our common stock previously acquired by Ms. Sullivan; (ii) 49,382 shares of our common stock issued in the Private Placement; and (iii) 49,382 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock.

(19)

Consists of (i) 354 shares of our common stock previously acquired by Dr. Zocca; (ii) 26,580 shares of our common stock previously acquired by Zocca Consulting ApS; (iii) 519,321 shares of our common stock issuable upon exercise, within 60 days of August 10, 2023, of options and warrants previously acquired by Dr. Zocca (iv) 37,037 shares of our common stock issued in the Private Placement; and (v) 37,037 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock.

(20)

Consists of (i) 17,283 shares of our common stock issued in the Private Placement and (ii) 17,283 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our standing shares of common stock. The principal business address of Eskenas Partners LLC is 555 California Street, San Francisco, California 94104, United States.

(21)

Consists of (i) 4,938 shares of our common stock issued in the Private Placement and (ii) 4,938 shares of our common stock issuable upon the exercise of the Warrants issued in the Private Placement, the exercise of which is subject to a beneficial ownership limitation of 4.99% of our outstanding shares of common stock.

PLAN OF DISTRIBUTION

The selling stockholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of our common stock offered under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of our common stock offered under this prospectus.

The selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered under this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect certain transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered under this prospectus will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus.

The selling stockholders also may resell all or a portion of the shares of our common stock offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conforms to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholders, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

We have agreed to keep this prospectus effective until the earliest to occur of the following events: (i) the date that is five years following the initial effective date of the Registration Statement; (ii) the date on which the selling stockholders shall have resold all the Securities covered hereby; and (iii) the date on which the Securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any other person participating in a sale of shares of our common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any other participating person. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Sidley Austin LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of IO Biotech, Inc. appearing in IO Biotech, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of EY Godkendt Revisionspartnerselskab is Dirch Passers Allé 36, 2000 Frederiksberg, Denmark.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.iobiotech.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-41008), other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 14, 2023;

•

The information contained in our definitive proxy statement on Schedule 14A for our 2022 annual meeting of stockholders filed with the SEC on April 26, 2023, to the extent incorporated by reference in Part III of the Form 10-K;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 11, 2023;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 11, 2023;

•

Current Reports on Form 8-K, filed with the SEC on February 15, 2023, April  20, 2023, June  9, 2023, June  14, 2023 (Item 8.01 only), July  18, 2023 (Item 5.02 only), August  7, 2023 (Items 1.01 and 3.02 only) and August 11, 2023 (Item 5.02 only); and

•

The description of our common stock contained in our Registration Statement on  Form 8-A, filed with the SEC on November 2, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2022, and any other amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon written or oral request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective and current investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:

IO Biotech, Inc.

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at www.iobiotech.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

Up to 74,131,294 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

September 8, 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.